UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2012

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Fitzwilliam Square

Dublin 2, Ireland

(Address of principal executive offices, including zip code)

011-353-1-634-4183

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 5, 2012, Jazz Pharmaceuticals Public Limited Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and Citigroup Global Markets Inc. and the selling shareholders named in Schedule 2 thereto, pursuant to which the selling shareholders agreed to sell to the underwriters 7,883,366 ordinary shares of the Company, nominal value $0.0001 (the “Shares”), resulting in aggregate gross proceeds to the selling shareholders of approximately $390.7 million. The offering is expected to close on or about March 9, 2012, subject to customary closing conditions. The Company will not receive any proceeds from the sale of Shares by the selling shareholders in the offering, and its total number of ordinary shares outstanding will not change as a result of the offering.

The Company and the selling shareholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The offering was registered under an effective Registration Statement on Form S-3 (Registration No. 333-179080) and a related prospectus supplement, each filed with the Securities and Exchange Commission. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of A&L Goodbody, Dublin, Ireland, relating to the legality of the Shares in the offering is attached as Exhibit 5.1 hereto.

On March 5, 2012, the Company issued a press release relating to the offering, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 5, 2012, by and among Jazz Pharmaceuticals Public Limited Company, Barclays Capital Inc. and Citigroup Global Markets Inc., and the selling shareholders named in Schedule 2 thereto.

5.1	Opinion of A&L Goodbody.

23.1	Consent of A&L Goodbody (included in Exhibit 5.1).

99.1	Press release, dated March 5, 2012, titled “Jazz Pharmaceuticals Announces Public Offering of Ordinary Shares by Selling Shareholders.”

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the public offering of ordinary shares and the completion and timing of the offering. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the public offering. Additional risks and uncertainties relating to the public offering, the Company and its business can be found under the heading “Risk Factors” in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which the Company filed with the Securities and Exchange Commission on February 28, 2012 on behalf of and as successor to Jazz Pharmaceuticals, Inc., and in its other filings with the Securities and Exchange Commission. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/S/ BRUCE C. COZADD
Name: Bruce C. Cozadd
Title: Chairman and Chief Executive Officer

Date: March 7, 2012

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 5, 2012, by and among Jazz Pharmaceuticals Public Limited Company, Barclays Capital Inc. and Citigroup Global Markets Inc., and the selling shareholders named in Schedule 2 thereto.

5.1	Opinion of A&L Goodbody.

23.1	Consent of A&L Goodbody (included in Exhibit 5.1).

99.1	Press release, dated March 5, 2012, titled “Jazz Pharmaceuticals Announces Public Offering of Ordinary Shares by Selling Shareholders.”